EXHIBIT 32.1


                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER


                           PURSUANT TO 18 U.S.C. 1350


         Solely for the purposes of complying with 18 U.S.C. 1350, I, Jane Butel , the undersigned Chief Executive Officer of Jane Butel Corportation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended September 30, 2003, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ JANE BUTEL
-----------------------
Jane Butel
Chief Executive Officer

November 10, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.